UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  April 30, 2014

SPORTS VENUES OF FLORIDA, INC.
(Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9085 Charles E. Limpus Road, Orlando, Florida 32836
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

BIG THREE RESTAURANTS, INC.
(Former name as of last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

We are filing this report on 8-K voluntarily, because we do not have a class of equity securities registered under Section 12 of the Exchange Act and have less than 300 stockholders of record.  Accordingly, we are not required to file this report.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of April 21, 2014, amended our Articles of Incorporation to:

Confirm that we are authorized to issue 7,500,000,000 shares of common stock, par value $0.01 per share;

Authorized 10,000,000 shares of preferred stock, the series, preferences, limitations and relative rights of which may be determined from time to time by the Board of Directors; and

Effect a share combination (reverse stock split) with the result that our 7,500,000,000 outstanding shares of common stock are reduced to 1,500,000 shares of common stock, the effective date of such combination for purposes of the public securities market subject to a market announcement by the Financial Industry Regulatory Authority.

Section 8 - Other Events

Item 8.01 Other Events.

Our board of directors has approved a change in our business to the ownership, development and operation of venues for youth and adult team sports, sponsoring such teams and providing training programs for such team sports, as well as all activities related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS VENUES OF FLORIDA, INC.

By:  /s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

April 30, 2014